UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2012

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)		75024-3698 (Zip Code)

                      Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

J. C. Penney Company, Inc. (the “Company”) has appointed Mark R. Sweeney as Senior Vice President and Controller, effective September 5, 2012.  In connection with his appointment, Mr. Sweeney will become the Company’s principal accounting officer.  Dennis P. Miller, the Company’s current Senior Vice President and Controller, will assume responsibility of the Company’s Shared Services Center and be relocating to Salt Lake City, the home of the Shared Services Center.  Mr. Miller will continue to serve as the Company’s principal accounting officer until September 5, 2012.

Mr. Sweeney, age 50, is joining the Company from General Electric Company (“GE”), where he served as Vice President and Operational Controller since April 2008.  He previously served as Chief Financial Officer of GE-Hitachi Nuclear Energy from July 2004 to April 2008 and as Global Controller for GE Energy Division from November 1997 to July 2004.  Mr. Sweeney worked as a Senior Project Manager for PepsiCo, Inc. from October 1995 to November 1997.  He is a Certified Public Accountant and worked for KPMG from June 1986 to September 1995 and for Coopers & Lybrand from August 1984 to June 1986.

Mr. Sweeney and the Company have not entered into an employment agreement.  There are no arrangements or understandings between Mr. Sweeney and any other person pursuant to which he was elected as an executive officer of the Company.

Mr. Sweeney will receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, including the J. C. Penney Corporation, Inc. 2012 Management Incentive Compensation Program, at levels consistent with his position and scope of responsibility.  Since Mr. Sweeney is not eligible for the Company’s 2012 annual grant, he will receive a grant of restricted stock units valued at $250,000 and a grant of options with a fair value of $250,000 on the third full trading date following the release of the Company’s earnings for the third fiscal quarter (the “Grant Date”).  Mr. Sweeney’s restricted stock units will vest on the third anniversary of the Grant Date, and his options will vest one-third on the first anniversary of the Grant Date, one-third on the second anniversary of the Grant Date and one-third on the third anniversary of the Grant Date, in each case so long as he remains continuously employed by the Company through such respective vesting date.  Both the restricted stock units and the options will pro-rata vest prior to their respective vesting dates if the Company terminates his employment other than for cause. In addition, Mr. Sweeney will receive a one-time cash signing bonus of $450,000 as an inducement to join the Company.

As an executive officer of the Company, Mr. Sweeney will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10(ii)(ab) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, and a Termination Pay Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Ken Hannah
Ken Hannah
Executive Vice President and Chief Financial Officer

Date:  August 6, 2012